EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Universal Health Services, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve Filton, Senior Vice President, Chief Financial Officer and Controller of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the end of, and for the period covered by, the Report.

/s/ Steve Filton
Steve Filton
Senior Vice President, Chief
Financial Officer and Controller
November 10, 2003

A signed original of this written statement required by Section 906 has been provided to Universal Health Services, Inc. and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.